UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2015

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2015, Terrance M. Paradie provided notice to Cliffs Natural Resources Inc. (the “Company” or “Cliffs”) that he is resigning from his position as Executive Vice President & Chief Financial Officer of the Company in order to join another public company. Mr. Paradie’s resignation is not the result of a disagreement with Cliffs or the Company’s Board of Directors or of any matter relating to the Company’s operations, financial statements, policies or practices. The Company thanks Mr. Paradie for his dedicated service and wishes him well in his future endeavors. With Mr. Paradie’s departure, the Company is promoting P. Kelly Tompkins, age 58, to Executive Vice President & Chief Financial Officer and Clifford T. Smith, age 55, to Executive Vice President, Business Development, while eliminating the position of Executive Vice President, Seaborne Iron Ore previously occupied by Mr. Smith. Such elimination was anticipated due to the Company’s strategic decision to no longer be a major participant in the seaborne iron ore market.
Mr. Tompkins’ appointment as Executive Vice President & Chief Financial Officer of the Company is effective April 1, 2015. Prior to joining Cliffs, Mr. Tompkins served as Executive Vice President and Chief Financial Officer of RPM International Inc., a specialty coatings and sealants manufacturer, from June 2008 to May 2010. At Cliffs, Mr. Tompkins has served as Executive Vice President, Business Development since October 2014; Executive Vice President, External Affairs and President, Global Commercial from November 2013 to October 2014; Chief Administrative Officer from July 2013 to November 2013; Executive Vice President, Legal, Government Affairs and Sustainability from May 2010 to July 2013; Chief Legal Officer from January 2011 to January 2013; and President, Cliffs China from October 2012 to November 2013. Mr. Smith’s appointment as Executive Vice President, Business Development is also effective as of April 1, 2015. Mr. Smith served as the Company’s Executive Vice President, Seaborne Iron Ore from January, 2014, and previously served as Executive Vice President, Global Operations from July 2013 to January 2014, Executive Vice President, Global Business Development from March 2013 to July 2013, and Senior Vice President, Global Business Development from January 2011 to July 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	April 2, 2015	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary